
                                                                  EXHIBIT 10(G).



                           FIRST CHICAGO CORPORATION

                             SAVINGS INCENTIVE PLAN

  (AS AMENDED AND RESTATED EFFECTIVE AS OF APRIL 1, 1989, INCLUDING AMENDMENTS
                           THROUGH DECEMBER 15, 1994)




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                               TABLE OF CONTENTS

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                                     ARTICLE                                PAGE
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  1   Introduction........................................................    1
      The Plan............................................................    1
      Purpose of the Plan.................................................    1
      The Trust...........................................................    1
      Effective Date......................................................    1
      Administration......................................................    1
  2   Definitions.........................................................    1
      Account.............................................................    1
      Active Participant..................................................    1
      Actual Deferral Percentage..........................................    1
      After-Tax Contributions.............................................    2
      Bank................................................................    2
      Before-Tax Contributions............................................    2
      Code................................................................    2
      Committee...........................................................    2
      Company Stock.......................................................    2
      Compensation........................................................    2
      Contribution Percentage.............................................    2
      Corporation.........................................................    2
      Designated Beneficiary..............................................    2
      Earnings............................................................    2
      Effective Date......................................................    2
      Employer............................................................    3
      Employer Discretionary Contribution.................................    3
      Highly Compensated Participant......................................    3
      Hour of Service.....................................................    3
      Investment Funds....................................................    4
      Leave of Absence....................................................    4
      Matching Contributions..............................................    4
      Participant.........................................................    4
      Plan................................................................    4
      Plan Year...........................................................    4
      Settlement Date.....................................................    4
      Trust...............................................................    4
      Trust Fund..........................................................    4
      Valuation Date......................................................    4
      Year of Service.....................................................    5

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
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                                    ARTICLE                                PAGE
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  3   Plan Participants..................................................    5
      Participation......................................................    5
      Employees of Foreign Subsidiaries..................................    5
      Cessation of Participation.........................................    5
      Resumption of Participation........................................    5
      Participants' Right to Share in Employer Contributions.............    5
      Notice of Participation............................................    6
      Leased Employees...................................................    6
  4   Employers' Contributions...........................................    6
      Employers' Contributions...........................................    6
      Employers' Matching Contributions..................................    6
      Before-Tax Contributions...........................................    6
      Employer Discretionary Contributions...............................    6
      Payment of Employers' Contributions................................    7
      Deduction Limitation...............................................    7
      Verification of Employers' Contributions...........................    7
  5   Before-Tax and After-Tax Contributions.............................    7
      Before-Tax Contributions...........................................    7
      Distribution of Excess Deferrals...................................    8
      Actual Deferral Percentage Test Limitation on Before-Tax
      Contributions......................................................    8
      After-Tax Contributions............................................    8
      Form of Participant Contributions..................................    8
      Variation, Discontinuance and Resumption of Participant
      Contributions......................................................    9
      Rollover Contributions.............................................    9
      Transferred Benefits...............................................    9
      Contribution Percentage Test Limitation on Employer Matching
      Contributions and Participant  After-Tax Contributions.............    9
      Multiple Use.......................................................   10
  6   Plan Accounting and Investment Alternatives........................   10
      Separate Participant Accounts......................................   10
      Investment Alternatives............................................   10
      Investment Elections...............................................   11
      Charging Payments and Distributions................................   11
      Adjustment of Accounts.............................................   12
      Statement of Accounts..............................................   12
      Investments in Company Stock.......................................   12
      Allocation of Company Stock........................................   12
      Additional Accounting Rules for Company Stock......................   13

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
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                                    ARTICLE                                PAGE
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      Voting and Tender of Company Stock.................................   13
  7   Distribution of Account Balances...................................   13
      Settlement Date....................................................   13
      Methods of Benefit Payment.........................................   14
      Selection of Time and Manner of Benefit Payment....................   14
      Designated Beneficiaries...........................................   14
      Eligible Rollover Distributions....................................   14
      Payment of Certain Benefits From Transfer Account..................   15
  8   Withdrawals and Loans During Employment............................   16
      Withdrawal of Before-Tax Contributions, Employer Matching
      Contributions and Employer  Discretionary Contributions on Account
      of Financial Hardship..............................................   16
      Withdrawal of After-Tax Contributions..............................   17
      Withdrawal of Prior Employer Contributions.........................   17
      Withdrawal After Age 59 1/2........................................   17
      Loans to Participants..............................................   17
      Special Rule for Married Participants..............................   18
  9   Maximum Contributions..............................................   18
      Contribution Limitations...........................................   18
      Participant Covered by Defined Contribution Plan Only..............   18
      Participant Covered by Defined Contribution Plan and Defined
      Benefit Plan.......................................................   19
 10   General Provisions.................................................   19
      Payment to Substitute Beneficiaries................................   19
      Payment with Respect to Incapacitated Participants or
      Beneficiaries......................................................   20
      Examination of Plan Documents......................................   20
      Notices............................................................   20
      Nonalienation of Plan Benefits.....................................   20
      No Employment or Benefit Guaranty..................................   20
      Litigation.........................................................   20
      Evidence...........................................................   21
      Gender and Number..................................................   21
      Waiver of Notice...................................................   21
      Applicable Law.....................................................   21
      Severability.......................................................   21
      Fiduciary Responsibilities.........................................   21
      Funding of Plan Benefits...........................................   21
      Supplements........................................................   21
 11   Relating to Plan Administration....................................   22
      Committee Appointed by Corporation.................................   22
      Resignation or Removal of Committee Member.........................   22

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
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                                     ARTICLE                                PAGE
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      Committee Secretary.................................................   22
      Powers of Committee.................................................   22
      Action by Committee.................................................   22
      Committee Support...................................................   23
      Decision of Committee Final.........................................   23
      Review of Benefit Determinations....................................   23
      Uniform Rules.......................................................   23
      Indemnification.....................................................   23
 12   Relating to the Employers...........................................   23
      Action by Employers.................................................   23
      Additional Employers, the First Chicago Companies...................   24
      Restrictions as to Reversion of Trust Fund to Employers.............   24
 13   Amendment and Termination...........................................   24
      Amendment...........................................................   24
      Termination.........................................................   24
      Vesting on Termination..............................................   25
      Plan Merger.........................................................   25
      Notice of Amendment, Termination or Plan Merger.....................   25
 14   Top-Heavy Plan Rules................................................   25
      Key Employees.......................................................   25
      Top-Heavy Plan......................................................   26
      Aggregation Groups..................................................   26
      Special Minimum Contributions.......................................   26

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                FIRST CHICAGO CORPORATION SAVINGS INCENTIVE PLAN

                                   ARTICLE 1

                                  Introduction

  1.1 The Plan. The First Chicago Corporation Savings Incentive Plan (the "Plan") was first established as a profit sharing plan and trust known as "The First National Bank of Chicago Employees' Profit-Sharing Trust" by The First National Bank of Chicago (the "Bank") by trust agreement dated January 13, 1953. Effective January l, 1971 said profit-sharing plan was amended and restated in the form of a separate document entitled "The First National Bank of Chicago Profit-Sharing Plan," and such plan was subsequently amended and restated effective January 1, 1980 and January 1, 1987. The First Chicago Corporation ("Corporation") amended and restated such plan as this Plan effective April 1, 1989. The provisions hereof constitute an amendment and restatement effective April 1, 1989 of the Plan by the Corporation incorporating all amendments to the Plan through December 15, 1994.

  1.2 Purpose of the Plan. The purpose of the Plan is to enable eligible employees of the Corporation and the Bank and eligible employees of the Corporation's subsidiaries and other related companies which adopt the Plan (the "Employers") with the Corporation's consent to accumulate their own funds and share in the contributions of their Employers, and thereby assist such employees in providing for their future security. The Plan is intended to meet the requirements of Section 401(a) of the Internal Revenue Code of 1986 ("Code"), as amended, and the Employee Retirement Income Security Act of 1974, as amended. The Plan is intended to qualify as a cash and deferred arrangement under Section 401(k) of the Code. The provisions of this Plan shall apply only to an employee who is employed by an Employer on or after the Effective Date. The rights and benefits, if any, of a former employee shall be determined in accordance with provisions of the Plan in effect on the date his employment is terminated.

  1.3 The Trust. Funds contributed under the Plan will be held and invested until distributed by the person or persons from time to time appointed by the Corporation to serve as the trustee of the First Chicago Corporation Savings Incentive Plan Trust (the "Trust").

  1.4 Effective Date. The "Effective Date" of the Plan, as set forth herein, is April 1, 1989.

  1.5 Administration. The Plan will be administered by the Retirement Committee (the "Committee") described in section 11 and any other persons so authorized by the Committee. Copies of the Plan and Trust, which forms a part of the Plan, are on file at the principal offices of the Bank where they may be examined by any employee of an Employer. The provisions of and benefits under the Plan are subject to the Trust.

                                   ARTICLE 2

                                  Definitions

The following terms, when used in the Plan, shall have the following definitions unless the context expressly requires otherwise:

  2.1 Account means the record, maintained by the Committee for each Participant, of his interest in the Trust Fund. The Committee also will maintain, for each Participant, (i) such separate accounts as it deems necessary to reflect contributions to the Plan (as described in section 6.1) and (ii) a record of the portion of his account that is invested in each of the Investment Funds.

  2.2 Active Participant means a Participant who is making Before-Tax or After-Tax Contributions pursuant to Article 5.

  2.3 Actual Deferral Percentage means for a specified group of Participants for any Plan Year, the average of ratios (computed separately for each Participant) of (i) the Before-Tax Contributions (and any other Employer contributions which meet the withdrawal restrictions and vesting requirements of Sections 401(k)(2)(B) and (C) of the Code, except, however, Employer Matching Contributions are not intended to be used in the computation of this percentage or for purposes of section 5.3) for each Participant in such group for such Plan Year to (ii) the Participant's Earnings for such Plan Year.

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  2.4 After-Tax Contributions means the voluntary contributions which an employee elects to make under section 5.4.

  2.5 Bank means The First National Bank of Chicago.

  2.6 Before-Tax Contributions means the amount by which a Participant's Compensation is reduced at his election pursuant to section 5.1 and which is contributed to the Trust Fund on his behalf by the Employer pursuant to section 4.1(b).

  2.7 Code means the Internal Revenue Code of 1986, as amended and in effect from time to time.

  2.8 Committee means the Retirement Committee of the Corporation.

  2.9 Company Stock means "qualifying employer securities", as defined in
Section 407(d)(5) of the Employee Retirement Income Security Act of 1974, as amended, of the Corporation.

  2.10 Compensation means the basic salary or regular hourly pay (estimated where necessary) paid to or for the benefit of a Participant during a Plan Year as a U.S.-based employee of an Employer for the Participant's services as an employee not in excess of $200,000, ($150,000 after December 31, 1993) (or such other amount as may be permitted from time to time by the Secretary of the Treasury or his delegate or by law) including amounts withheld from his pay pursuant to (i) a salary reduction agreement and which are not includible in his gross income under Sections 125 and 402(a)(8) of the Code, or (ii) a voluntary salary deferral program and excluding overtime and supplemental pay, bonuses, sales commissions, shift differentials and amounts paid before the date he became a Participant, or after the date he no longer is eligible to participate.

  2.11 Contribution Percentage means for a specified group of Participants for any Plan Year the average of the ratios (computed separately for each Participant in such group) (i) of Matching Contributions and After-Tax Contributions (and any Employer contributions described in Section 401(m)(3)(A) of the Code or which meets the withdrawal and vesting requirements of Section 401(k)(2)(B) and (C) of the Code, if the Employer elects, in accordance with Treasury Regulations, to take such contributions into account) for each eligible employee in such group for such Plan Year to (ii) the Participant's Earnings for such Plan Year.

  2.12 Corporation means First Chicago Corporation, a Delaware corporation, or its successor or successors.

  2.13 Designated Beneficiary means any person or persons designated by a Participant in accordance with section 7.4 to receive any benefits on account of the death of the Participant.

  2.14 Earnings with respect to each employee of the Employer means total remuneration for services rendered to the Corporation during the Plan Year as reported for federal income tax purposes on Form W-2 plus any amounts which are not includible in the employee's gross income under Sections 125 or 402(a)(8) of the Code; but excluding amounts in excess of $200,000 ($150,000 after December 31, 1993) (or such other amount as may be permitted by the Secretary of the Treasury or his delegate or by law). Earnings shall not exceed the applicable limit as defined herein for any "family group." A "family group" includes a Participant who is a 5% owner as defined in subparagraph 14.1(c) or is one of the ten "highly-compensated employees" (as defined in Code Section 414(q) and Regulations thereunder) paid the greatest compensation during the Plan Year, and that Participant's spouse or descendants under age 19 who are also Participants as of the close of the period used to compute Earnings. If the aggregate Earnings for the family group exceeds the applicable limit, then the Earnings considered under the Plan for each family group member is proportionally reduced so the total equals the applicable limit described herein.

  2.15 Effective Date means April 1, 1989.

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  2.16 Employer means the Corporation, the Bank and any subsidiary of the
Corporation or the Bank or any related company (as defined in section 12.2) that has adopted or adopts the Plan with the Corporation's consent in accordance with provisions of section 12.2. The Corporation and its subsidiaries or related companies that adopt the Plan are sometimes referred to herein collectively as the "Employers" and individually as an "Employer." For purposes of Articles 9 and 14, Employer shall include any related company as defined in section 12.2 notwithstanding whether such company or entity has adopted the Plan.

  2.17 Employer Discretionary Contribution means, effective as of January 1, 1994, the discretionary contribution an Employer may make on behalf of each eligible employee as described in subsection (c) of section 4.1.

  2.18 Highly Compensated Participant means an employee of an Employer who for any Plan Year was at any time during the Plan Year or the preceding Plan Year:

    a. a 5-percent owner as defined in Section 416(i)(1) of the Code, or

    b. received Earnings from an Employer in excess of $75,000 (or such other maximum amount as may be permitted from time to time by the Secretary of the Treasury or his delegate or by law), or

    c. received Earnings from an Employer in excess of $50,000 (or such other maximum amount as may be permitted from time to time by the Secretary of the Treasury or his delegate or by law) and was in the group consisting of the top 20 percent of the Employer's employees when ranked on the basis of Earnings paid during such year, or

    d. was an officer and received Earnings greater than 150 percent of the amount in effect under Section 415(c)(1)(A) of the Code for such year, provided that no more than 50 employees (or, if lesser, the greater of three employees or 10 percent of the employees) shall be treated as officers and provided further that if for any year no officer of an Employer is described in this subparagraph (d), the highest paid officer of an Employer for such Plan Year shall nonetheless be treated as if he were described herein.

In the case of the Plan Year for which a determination of Highly Compensated Participants is required for purposes of sections 5.3 and 5.9, an employee not described in section 2.17(b), (c) and (d) for the preceding Plan Year shall not be treated as described in section 2.17(b), (c) and (d) unless such employee is a member of the group consisting of the 100 employees paid the greatest Earnings during the Plan Year for which such determination is being made. If any individual is a member of the family of a 5-percent owner or of a Highly Compensated Employee in the group consisting of the 10 Highly Compensated Employees paid the greatest Earnings during the year, then such individual shall not be considered a separate employee and any Earnings paid to such individual (and any applicable contribution on behalf of such individual) shall be treated as if it were paid to (or on behalf of) the 5-percent owner or Highly Compensated Participant. The term "family" means for this purpose with respect to any employee, such employee's spouse and lineal ascendants or descendants and the spouses of such lineal ascendants or descendants. A former employee of the Employer shall be treated as a Highly Compensated Participant if such employee was a Highly Compensated Participant when such employee separated from service or such employee was a Highly Compensated Participant at any time after attaining age 55.

  2.19 Hour of Service means:

    a. Each hour for which an employee is employed is directly or indirectly compensated, or employed, by a First Chicago Company (as defined in section 12.2). An employee shall be credited with 45 hours of service for each week for which he is directly or indirectly compensated, or employed, by a First Chicago Company;

    b. Each other hour required by federal law to be counted as an "hour of service," including (i) each such hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the First Chicago Companies; and (ii) each such hour for which an employee is on maternity or paternity leave of absence; provided, that not more than 501 hours of service shall be credited for payments of

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  back pay, to the extent that such back pay is awarded for a period of time during which the employee did not or would not have performed duties as an employee and not more than 501 hours of service shall be credited by reason of a maternity or paternity leave of absence; and (iii) for any person who becomes an employee of the First Chicago Companies who has at least 1,500 hours of service as a leased employee in any preceding Plan Year, each such hour shall be counted but not to exceed one such year of service.

Hours described in subsection (b) next above for employees on a maternity or paternity leave of absence shall be determined in the same manner as compensated hours of service, hours shall be credited for the period in which such duties were performed (regardless of when payment is due) or for which such compensation was paid and for this purpose the rules for crediting hours of service set forth in Section 2530.200b-2 of the Department of Labor Regulations are hereby incorporated by reference.

  2.20 Investment Funds means those funds to be established within the Trust Fund for the investment of Participants' Accounts as described at section 6.2.

  2.21 Leave of Absence means:

    a. A leave of absence required by law or granted by an Employer on account of service in military or governmental branches described in any applicable statute granting reemployment rights to employees who enter such branches, or any other military or governmental branch designated by the Employer.

    b. A Leave of Absence for any period the employee is absent from work by reason of the employee's pregnancy, the birth of a child of the employee, the placement of a child with the employee in connection with the adoption of the child by the employee or the caring for the child for a period beginning immediately after such birth or placement.

    c. Any other absence from active employment with an Employer that is approved by it and not treated by it as a termination of employment. Leaves of Absence granted by an Employer will be governed by rules uniformly applied to all similarly situated employees of that Employer.

  2.22 Matching Contributions means contributions which the Employer makes as a percentage of a Participant's Before-Tax Contributions under section 4.1(a).

  2.23 Participant means an employee or former employee of an Employer who has met the eligibility requirements of Article 3 to participate in the Plan. An employee who becomes a Participant will continue as such until complete distribution of his benefits is made to him or on his behalf under section 7.2.

  2.24 Plan means the First Chicago Corporation Savings Incentive Plan.

  2.25 Plan Year means the calendar year.

  2.26 Settlement Date means, as to a Participant, the date as of which the Committee receives sufficient written notice that a Participant has terminated employment with all of the First Chicago Companies, whether because of death, retirement or otherwise or, in the case of a Participant who has attained age 59 1/2, the date the Committee receives the election contemplated under section 8.4.

  2.27 Trust means the First Chicago Corporation Savings Incentive Plan Trust.

  2.28 Trust Fund means, as of any date, all property of every kind then held by the trustee pursuant to the terms of the Trust.

  2.29 Valuation Date means the last day of each calendar month and any other date specified by the Committee. The one month period (or shorter period in the case of a special Valuation Date) ending on each Valuation Date is sometimes referred to herein as a "Valuation Period."

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

  2.30 Year of Service means a 12 consecutive month period commencing on the date an employee first completes an Hour of Service and in which the employee has completed at least 1,000 Hours of Service, provided, however, that an employee will not be credited with a Year of Service until the end of such 12-month period.

                                   ARTICLE 3

                               Plan Participants

  3.1 Participation. Each Participant in the Plan immediately prior to the Effective Date will continue as a Participant in the Plan on and after that date, subject to the conditions and limitations of the Plan. Each other employee of an Employer will become a Participant in the Plan on the first payroll date after April 1, 1989, coincident with or following the date he meets all of the following requirements:

    a. He is employed by the Employer. However, employees covered by a collective bargaining agreement shall not participate unless the collective bargaining agreement states otherwise;

    b. He is either (i) a salaried employee (that is, an employee whose compensation is expressed on his Employer's records as a rate per year rather than rate per hour) who has completed one calendar month of employment following the date he first performs an Hour of Service or (ii) for any Plan Year beginning before January 1, 1993 and any Plan Year beginning after December 31, 1993, an hourly employee scheduled to regularly work 20 or more hours per week who has completed at least one Year of Service and is at least age 21 (but in no event shall an employee who actually works 1,000 hours during the Plan Year be excluded from participating by virtue of being scheduled to work less than 20 hours per week) or (iii) effective January 1, 1993, an hourly paid employee scheduled to regularly work 20 or more hours per week who has completed at least one Year of Service and is at least age 21 and was a Participant in the Plan as of December 31, 1992;

    c. He is classified by his Employer as a U.S.-based employee; and

    d. He has completed and submitted the enrollment form to contribute to the Plan, as provided by the Committee.

  3.2 Employees of Foreign Subsidiaries. A United States citizen employed by a foreign subsidiary (as defined in Section 3121(1)(8) of the Code) of any domestic Employer shall be considered an employee of that Employer if it has entered into an agreement under Section 3121(1) of the Code which applies to such foreign subsidiary and if contributions under a funded plan of deferred compensation are not provided by any person other than such Employer with respect to the remuneration paid to such individual by such foreign subsidiary, and in such event, his remuneration from, and employment with, said foreign subsidiary shall be deemed to be Compensation and to be employment with an Employer, respectively.

  3.3 Cessation of Participation. Once an employee of an Employer has become a Participant in the Plan in accordance with section 3.1 above, such employee shall remain a Participant in the Plan until the date that the Participant's entire account balances under the Plan have been distributed to him or on his behalf in accordance with the Plan.

  3.4 Resumption of Participation. A Participant who ceases to be a Participant will become a Participant again when he meets the eligibility requirements of section 3.1. A Participant who elects to discontinue making Before-Tax Contributions in accordance with section 5.1 or After-Tax Contributions in accordance with section 5.4, may elect again to contribute as of the first day of any payroll period following a period of at least three months (six months in the case of an officer, as defined under Section 16 of the Securities and Exchange Act of 1934 and the regulations promulgated thereunder, investing in Company Stock) from the date he ceased making contributions, by properly completing and filing the written election described in section 5.1 or making the election described in section 5.4.

  3.5 Participants' Right to Share in Employer Contributions. Only those Participants who are employed by an Employer and are receiving Compensation for a pay period are entitled to share in Employer contributions made in accordance with subsections 4.1(a) and 4.1(b) with respect to a pay period. Designated beneficiaries of deceased Participants will be treated as Participants; provided, that such beneficiaries shall not be entitled to share in Employer contributions under Article 4 and may not designate additional beneficiaries in accordance with section 7.4, and, accordingly, any unpaid benefits remaining upon the death of a Designated Beneficiary of a deceased Participant shall be distributed in accordance with the provisions of section 10.1.

  3.6 Notice of Participation. Each employee will be notified of the date he becomes a Participant.

  3.7 Leased Employees. Any "leased employee," as defined below, shall not be treated as a Participant; however, to the extent a leased employee later becomes a Participant, his service while a leased employee shall be counted as if he were a Participant. A "leased employee" means any person who is not otherwise an employee and who, pursuant to an agreement between the recipient Employer and any other person (the "leasing organization"), has performed services for an Employer, or for an Employer and related persons (determined in accordance with Section 414(n)(6) of the Code), on a substantially full-time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the recipient; provided, that a person shall not be treated as a leased employee for any Plan Year if, during such Plan Year, (i) such person is covered by a money purchase pension plan maintained by the leasing organization which provides for immediate participation, full and immediate vesting, and a nonintegrated employer contribution rate of at least 10% of such employee's compensation (as defined in Section 415(c)(3) of the Code), and (ii) leased employees do not constitute more than 20% of the Employer's nonhighly compensated workforce, as defined in Section 414(n) of the Code. Notwithstanding anything to the contrary in this paragraph, the Plan will treat an individual as a leased employee only to the extent required under Treasury Regulations.

                                   ARTICLE 4

                            Employers' Contributions

  4.1 Employers' Contributions. Subject to the conditions and limitations of this Article 4 and Article 9, for each Plan Year the Employers will make contributions to the Trust Fund in an amount equal to the sum of the amounts determined in accordance with subsections (a) and (b) below:

    a. Employers' Matching Contributions. With respect to each Participant who has made a Before-Tax Contribution to the Plan on or prior to the last day of the calendar month, the Employers shall make, as of such last day of the calendar month, a Matching Contribution on behalf of each such Participant equal to fifty (50) percent of the Before-Tax Contributions which such Participant makes to the Plan on the payroll dates occurring during that month. Beginning May 1, 1992, the Employers shall make a Matching Contribution on behalf of each Participant equal to one hundred
  (100) percent of the first $500 of Before-Tax Contributions which such Participant makes to the Plan after May 1, 1992 and a Matching Contribution equal to fifty (50) percent of Before-Tax Contributions in excess of $500 made after such date during the 1992 Plan Year. Beginning January 1, 1993 and for all Plan Years thereafter, the Employers' Matching Contributions shall equal one hundred (100) percent of the first $500 of Before-Tax Contributions made by each Participant during the Plan Year and fifty (50) percent of the Before-Tax Contributions in excess of $500. Effective January 1, 1994 and for all Plan Years thereafter, the Employer's Matching Contribution shall equal one hundred (100) percent of the first $750 of Before-Tax Contributions made by each Participant during the Plan Year and fifty (50) percent of the Before-Tax Contributions in excess of $750.

    b. Before-Tax Contributions. For each payroll date of an Employer which ends during a Plan Year, each Employer will contribute to the Trust Fund 100 percent of the Before-Tax Contributions, if any, elected by each Active Participant employed by it on that payroll date.

    c. Employer Discretionary Contribution. Effective as of January 1, 1994, as of the first business day of each Plan Year, the Employers may contribute a uniform amount to the account of each "eligible employee," as defined in the following sentence, such amount as to be determined in the absolute discretion of the Corporation's Board of Directors or Organization, Compensation and Nominating Committee (without regard to the Corporation's current and accumulated net profits) on or before such date; however, in the case of eligible employees designated by their employer as hourly paid employees, the uniform amount contributed to such employee's accounts may be a fixed percentage of the amount contributed to eligible employees designated by their employer as salaried paid employees. An eligible employee is any employee of an Employer who (i) is otherwise eligible to participate in the Plan as of the first day of the Plan Year for which the contribution is made (without taking into consideration subsection 3.1(d)), (ii) is in salary grade 18 or below (or its equivalent) and (iii) has completed a period of service determined by the Organization, Compensation and Nominating Committee for purposes of determining eligibility for an Employer Discretionary Contribution (which period of service shall comply with Section 401(a) of the Code and shall not discriminate in favor of Highly Compensated Participants).

  4.2 Payment of Employers' Contributions. It is intended that each Employer's contributions under the Plan to be made in accordance with subsection 4.1(a) for a Plan Year shall be paid to the Trust Fund (as described in section 10.14) under the Plan, without interest, to the extent practicable as of the last day of each calendar month, but in no event later than the time prescribed by law for filing the Employer's federal income tax return for its fiscal year coinciding with the Plan Year for which such contributions are made, including any extensions of time thereof. Each Employer's contributions under the Plan to be made in accordance with subsection 4.1(b) for any payroll date shall be paid to the Trust Fund, without interest, as soon as practicable after that payroll date, but in any event no later than 90 days from the end of the applicable payroll date. Each Employer's contributions under the Plan to be made in accordance with subsection 4.1(c) shall be paid to the Trust Fund, without interest, as soon as practicable following the first day of the Plan Year for which the contribution is made, but in no event later than the time prescribed by law for filing the Employer's federal income tax return for its fiscal year coinciding with the Plan Year for which such contributions are made, including any extensions.

  4.3 Deduction Limitation. Each Employer's aggregate contributions under the Plan for any Plan Year in no event shall exceed an amount equal to the maximum amount deductible on account thereof by that Employer for its fiscal year coinciding with that Plan Year as an expense for purposes of federal taxes on income.

  4.4 Verification of Employers' Contributions. The certificate of an independent certified public accountant selected by the Corporation as to the correctness of any amounts or calculations relating to the Employers' contributions under the Plan for any Plan Year shall be conclusive on all persons.

                                   ARTICLE 5

                     Before-Tax and After-Tax Contributions

  5.1 Before-Tax Contributions. Subject to the conditions and limitations of this Article 5 and Article 9, for each payroll date beginning after April 1, 1989 each Participant may elect to reduce his Compensation from his Employer by an amount equal to not less than one percent nor more than six percent (in multiples of one whole percent) of his Compensation for such payroll date, and his Employer shall in accordance with subsection 4.1(b) contribute the amount of each such reduction for a payroll date to the Plan on his behalf as a Before-Tax Contribution; provided that a Participant's aggregate Before-Tax Contributions may not exceed $7,000 (or such other maximum amount as may be permitted from time to time by the Secretary of the Treasury or his delegate or by law) in any calendar year. Each Participant desiring to have Before-Tax Contributions made on his behalf shall file a written election with the Committee on such form, in such manner and at such times as the Committee shall require. Completion of such election form shall evidence the Participant's authorization of his Employer to reduce his Compensation and, accordingly, his agreement (until subsequently modified by him as permitted in section 5.6) to have Before-Tax Contributions made on his behalf at his chosen rate.

  5.2 Distribution of Excess Deferrals. If not later than the March 1 next following the end of a calendar year, a Participant notifies the Committee that he has made Before-Tax Contributions to this Plan and one or more other plans in excess of the maximum Before-Tax Contributions permissible during such calendar year and further notifies the Committee of the amount of such excess allocated to this Plan, such excess amount shall be paid to such Participant (along with any income or loss allocable thereto) as soon as practicable following such notification, but in any event by the April 15 following the calendar year with respect to which such excess deferrals were made.

  5.3 Actual Deferral Percentage Test Limitation on Before-Tax Contributions. In addition to being subject to the contribution limitations of sections 5.1,
9.2 and 9.3, Before-Tax Contributions shall be subject to the nondiscrimination limitations of Sections 401(k)(3) and 401(m)(9) of the Code and Treasury Regulations (S)(S)1.401(k)-1(b) and 1.401(m)-2. For this purpose, Before-Tax Contributions shall be adjusted each Plan Year by the Committee as provided below in this section, by making the adjustment necessary, so that either:

    a. The Actual Deferral Percentage for the group of Highly Compensated Participants shall not exceed 125 percent of the Actual Deferral Percentage for all other Participants for such Plan Year; or

    b. The Actual Deferral Percentage for the group of Highly Compensated Participants shall not exceed the Actual Deferral Percentage for all other Participants for such Plan Year by more than two percentage points, and the Actual Deferral Percentage for Highly Compensated Participants shall not exceed 200 percent of the Actual Deferral Percentage for all other Participants or such lesser amount as the Secretary of the Treasury prescribes to prevent the multiple use of this alternative with respect to any Highly Compensated Participant.

An adjustment shall be made hereunder only if neither subsection (a) nor (b) above is satisfied. If any adjustment is required hereunder, then, in the first instance, where it is determined that an adjustment is required before the end of the Plan Year, the maximum amount of Before-Tax Contributions that may be elected by each Highly Compensated Participant shall be reduced on a prospective basis for the remainder of the Plan Year to the smallest whole percentage which will cause either subsection (a) or (b) above to be satisfied. Alternatively, (or in addition as the case may be) if upon conclusion of the Plan Year, it is determined that further adjustment is required, then the Before-Tax Contributions elected by all Highly Compensated Participants which are in excess of such reduced maximum percentage shall be reduced to cause either subsection (a) or (b) to be satisfied. The amount by which a Participant's Before-Tax Contributions are reduced hereunder shall be paid to such Participant (along with any income or loss allocable thereto) as soon as practicable following such determination, but in any event by the fifteenth day of the third calendar month following the end of the Plan Year with respect to which such Before-Tax Contributions were made or shall be treated as an After-Tax Contribution under section 5.4 of the Plan to the extent permitted in regulations under Section 401(k) of the Code and subject to the limitations of section 5.9 of the Plan. Employer Discretionary Contributions may be utilized in computing the Actual Deferral Percentage for each Participant to the extent necessary to satisfy the limitations of this section.

  5.4 After-Tax Contributions. Subject to the conditions of this Article 5 or
Article 9 and in addition to, or in lieu of, Before-Tax Contributions permitted under section 5.1, any Participant may elect to make After-Tax Contributions with respect to a Plan Year in an amount of not less than one percent nor more than ten percent (in multiples of one whole percent) of the Participant's Compensation for such Plan Year. The Committee may adopt appropriate regulations, procedures or forms pertaining to After-Tax Contributions.

  5.5 Form of Participant Contributions. All After-Tax Contributions shall be made by payroll deduction (or periodically corresponding to payroll deduction) or by any other method agreed to by the Committee; provided that all After-Tax Contributions for a Plan Year must be made within 30 days after the end of that Plan Year. After-Tax Contributions must be made in the form of cash. After-Tax Contributions shall be credited to a Participant's account and paid to the Trust Fund, without interest, as soon as practicable following the payroll for which they are made but in any event no later than 90 days from the end of the applicable payroll date.

  5.6 Variation, Discontinuance and Resumption of Participant Contributions. Each Participant shall initially elect his rate of Before-Tax Contributions and After-Tax Contributions effective as of the date he is first eligible to participate in the Plan or by written notice filed with the Committee twenty-one days in advance of any payroll date, which written election will evidence the Participant's agreement (until subsequently modified by him in accordance with this section) to have his Compensation reduced and contributions made on his behalf in accordance with sections 5.1 and 5.4. A Participant may elect to change the rate of his contributions (within the limits specified in this Article 5 and, for changes prior to September 1, 1994, no more than four times during any 12-month period) as of any payroll date by filing a superseding written election with the Committee within a time period announced from time to time by the Committee to Participants. A Participant may elect to discontinue making all contributions as of any payroll date by filing a superseding written election with the Committee at least 21 days before such date (or by such earlier date as the Committee may require). A Participant who has discontinued making some or all contributions hereunder may resume making such contributions by filing an election form with the Committee at least 21 days prior to any payroll date, provided that if a Participant completely discontinues making Before-Tax Contributions or After-Tax Contributions, such Participant may not resume making the type of contributions which were discontinued for at least three months following the payroll date as of which the contributions were discontinued. Any elections made in accordance with this section 5.6 shall be made on a form provided by the Committee for such purposes and shall be signed by the Participant.

  5.7 Rollover Contributions. A Participant may not make a rollover contribution to this Plan of amounts distributed from another plan or from an individual retirement account.

  5.8 Transferred Benefits. If an employee of an Employer had previously participated in any other qualified pension, profit sharing stock bonus or other retirement or employee benefit plan maintained by the Employer and such other plan permits the transfer to this Plan of the vested portion of such employee's benefits under such other plan, and if so directed by the Committee in its discretion, the trustee of the Trust Fund shall accept a transfer of cash to this Plan equal to the vested benefits of such employee under such other plan which are being transferred to this Plan (and such covered employee shall thereby become a Participant if he was not already a Participant) provided that the amount transferred shall not consist of After-Tax Contributions.

  5.9 Contribution Percentage Test Limitation on Employer Matching Contributions and Participant After-Tax Contributions. In addition to being subject to the contribution limitations of sections 5.4, 9.2 and 9.3, Matching Contributions and After-Tax Contributions shall be subject to the nondiscrimination limitations of Section 401(m) of the Code and Treasury Regulations (S)(S)1.401(m)-1(b) and 1.401(m)-2. For this purpose, such Matching Contributions and After-Tax Contributions shall be adjusted each Plan Year by the Committee as provided below in this section, by making the adjustment necessary, so that either:

    a. The Contribution Percentage for the group of Highly Compensated Participants shall not exceed 125 percent of the Contribution Percentage for all other Participants for such Plan Year; or

    b. The Contribution Percentage for the group of Highly Compensated Participants shall not exceed the Contribution Percentage for all other Participants for such Plan Year by more than two percentage points, and the Contribution Percentage for Highly Compensated Participants shall not exceed 200 percent of the Contribution Percentage for all other Participants or such lesser amount as the Secretary of the Treasury prescribes to prevent the multiple use of this alternative with respect to any Highly Compensated Participant.

An adjustment shall be made hereunder only if neither subsection (a) nor (b) above is satisfied. If any adjustment for a Plan Year is required hereunder the After-Tax Contributions of the Highly Compensated Participants shall be reduced or eliminated first on a prospective basis for the remainder of the Plan Year. Alternatively, upon conclusion of the Plan Year, the excess for such Plan Year of the aggregate amount of Employer Matching Contributions and After-Tax Contributions over the maximum amount of such contributions permitted under the limitations of this section (determined first by reducing aggregate contributions made on behalf of Highly Compensated Participants in order of their Contribution Percentages beginning with the highest of such percentages), along with any income allocable thereto, shall be distributed to such Highly Compensated Participants as soon as practicable following such determination, but in any event by the fifteenth day of the third calendar month following the end of the Plan Year with respect to which such contributions were made. Employer Discretionary Contributions may be utilized in computing the Contribution Percentage for each Participant to the extent necessary to satisfy the limitations of this section.

  5.10 Multiple Use. The Committee will administer the Plan to prevent the "multiple use" of the alternative limitations of sections 5.3(b) and 5.9(b) in accordance with regulations issued by the Secretary of the Treasury. If the Committee determines that multiple use exists, then the Committee, at its option, may elect to reduce the Actual Deferral Percentage, Contribution Percentage, or both using the method described in sections 5.3 or 5.9 or such other method prescribed in the regulations to eliminate any multiple use.

                                   ARTICLE 6

                  Plan Accounting and Investment Alternatives

  6.1 Separate Participant Accounts. The Committee will establish and maintain the following separate Accounts with respect to Participants:

    a. An "Employer Matching Contributions Account" will be maintained in the name of each Participant which will reflect the Employers Matching Contributions made on his behalf to this Plan and the income, losses, appreciation and depreciation attributable thereto.

    b. A "Before-Tax Contributions Account" will be maintained in the name of each Participant which will reflect the Before-Tax Contributions made on his behalf to this Plan and the income, losses, appreciation and depreciation attributable thereto.

    c. An "After-Tax Contributions Account" will be maintained in the name of each Participant which will reflect the amount of the After-Tax
  Contributions made by him and the income, losses, appreciation and depreciation attributable thereto.

    d. A "Transfer Account" will be maintained in the name of each Participant with respect to whom a transfer of benefits (as described in section 5.8) is made which will reflect the portions of his transferred benefits from another plan and the income, losses, appreciation and depreciation attributable thereto.

    e. Effective January 1, 1994, an "Employer Discretionary Contribution Account" will be maintained in the name of each Participant with respect to whom an Employer Discretionary Contribution is made which will reflect the Employer Discretionary Contributions made on his behalf to this Plan and the income, losses, appreciation and depreciation attributable thereto.

The Committee also may maintain such other Accounts in the names of Participants as it considers desirable, including Accounts reflecting contributions made to the Plan as in effect prior to the Effective Date. Unless the context indicates otherwise, reference in the Plan to a Participant's Accounts or Account balances shall refer to all accounts maintained in his name under the Plan. The maintenance of separate Accounts as provided above shall not require any physical segregation of the Trust Fund with respect to such Accounts. Participants shall at all times have 100 percent vested and nonforfeitable interests in all of their Accounts under the Plan.

  6.2 Investment Alternatives. In addition to other investment alternatives, from time to time the trustee of the Trust Fund at the direction of the Committee may cause one or more Investment Funds to be established. The continued availability of any Investment Fund is necessarily conditioned upon the terms and conditions of the applicable investment management agreements and the continued availability of Investment Funds established cannot be assured on the same terms and conditions as may apply from time to time. Participants will be informed from time to time of the availability of Investment Funds as they are established or superseded. As of the Effective Date, the following Investment Funds are maintained:

    a. A "cash management fund" which will be invested in the Institutional Cash Management Fund maintained by the trustee.

    b. An "equity fund" which will be invested in the Institutional Equity Fund and Institutional Foreign Equity Fund maintained by the trustee or its successor.

    c. A "diversified fund" which will be invested in the Institutional Multi-Asset Portfolio maintained by the trustee or its successor.

    d. A "Company Stock Fund" which will be invested primarily in Company Stock and, to the extent needed for liquidity for distribution and while contributions are pending investment in Company Stock, the Institutional Cash Management Fund maintained by the trustee or its successor.

    e. Effective September 1, 1994, a "global bond fund" which will be invested in the Global Bond Fund maintained by the Brinson Trust Company or its successor.

  6.3 Investment Elections. Account balances maintained under the Plan as in effect prior to the Effective Date will be invested in accordance with the terms of the Plan as in effect prior to the Effective Date until June 30, 1989, or such later date as the Committee determines; thereafter and until the next investment election date, as provided below, such Account balances shall be allocated among the Investment Funds described in section 6.2 in accordance with the directions of the Committee. As of the investment election date next following June 30, 1989 or such later date as the Committee determines in accordance with the previous sentence, each Participant may elect to invest such Account balances in accordance with the rules applicable to contributions made after April 1, 1989, as described below. Effective June 1, 1989, and on the first day of each month thereafter, (but, for elections made prior to September 1, 1994, no more than four times in any twelve month period), each Participant may elect, by giving written notice to the Committee at least two weeks in advance (or such other date as the Committee may require), in accordance with uniform rules established by the Committee and on a form provided by it for this purpose, to have his Account balances as of the opening of business on that date invested in accordance with his election entirely in one of the Investment Funds or partially in each of two or more of the Investment Funds so that a multiple of five (5) percent of his Account balances is invested as of such date in each Investment Fund. Alternatively, a Participant may similarly elect that any whole percentage of, or whole dollar amount in, an Investment Fund be transferred to one or more of the remaining Investment Funds. Similarly, as of the first day of each month (effective September 1, 1994, as of the first pay day of each month), each Participant may elect, (but, for elections made prior to September 1, 1994, no more than four times in any twelve month period), by giving written notice to the Committee at least two weeks in advance (or such other date as the Committee may require), in accordance with uniform rules established by the Committee and on a form provided by it for this purpose, to have future contributions (including loan payments) made by him or on his behalf (prior to any subsequent election he may make) invested in accordance with his election entirely in one of the Investment Funds or partially in each of two or more of the Investment Funds so that a multiple of five (5) percent of such future contributions is invested in each Investment Fund. During any period for which a Participant has not made either or both of the above elections, he will be considered to have elected to have his Account balances or his future contributions (including loan payments), or both, as the case may be, invested entirely in the cash management fund. The Committee shall from time to time notify each trustee with custody of an Investment Fund of the aggregate amounts to be invested in each Investment Fund in accordance with Participants' elections.

  6.4 Charging Payments and Distributions. All payments, withdrawals or other distributions made to or on behalf of a Participant or his beneficiary will be charged to the Participant's Accounts as of the appropriate Valuation Date.

  6.5 Adjustment of Accounts. As of each Valuation Date, the Committee shall adjust the Account balances of Participants to reflect payments and withdrawals of benefits, adjustments in the values of the Investment Funds and Employers' and Participants' contributions, as follows:

    a. First, the Accounts of each Participant shall be credited with his pro rata share of any increase, or charged with his pro rata share of any decrease, since the next preceding Valuation Date in the value of the adjusted net worth (as defined below) of each Investment Fund in which he has an interest as of that date;

    b. Next, the Employers' contributions that are to be credited as of that date shall be credited to the proper Participants' Employer Matching Contributions Account and Before-Tax Contributions Account;

    c. Next, the After-Tax Contributions which are to be credited as of that date shall be credited to the proper Participant's After-Tax Contributions Account;

    d. Next, all payments, loans, withdrawals and transfers of benefits made since the last preceding Valuation Date that have not been charged previously shall be charged to the proper Accounts; and

    e. Finally, transferred benefits, if any, that are to be credited as of that date shall be credited to the proper Participants' Accounts.

The "adjusted net worth" of an Investment Fund as of any date means the then net worth of the Investment Fund as determined by the trustee, less an amount equal to the sum of any Employers' contributions and Participants' contributions (including transferred benefits) not yet credited to the Accounts of Participants and further adjusted as appropriate to reflect other activity affecting the Investment Funds such as loan prepayments and advance distributions.

  6.6 Statement of Accounts. As soon as practicable after the last day of each calendar quarter, and at such other times as the Committee considers desirable, each Participant will be furnished with a statement reflecting the balance of his Accounts as of the Valuation Date coincident with the end of the calendar quarter. No Participant, except a member of the Committee, shall have the right to inspect the records reflecting the Accounts of any other Participant.

  6.7 Investments in Company Stock. Participants may elect to have a portion or all of their Accounts invested by the trustee in the Company Stock Fund. For this purpose it is intended that the Plan be considered an "eligible individual account plan" which explicitly provides for the acquisition and holding of "qualifying employer securities" (as those terms are defined in Sections 407(d)(3) and 407(d)(5) of the Employee Retirement Income Security Act of 1974, as amended) and that the trustee may invest up to 100 percent of the Trust Fund held by it in Company Stock, to the extent elected by Participants. Company Stock may be acquired by the trustee through purchases on the open market, private purchases, purchases from the Employers (including purchases from the Corporation of treasury shares or authorized but unissued shares), contributions in kind by the Employers, or otherwise. The trustee in its discretion may hold a portion of the Company Stock Fund in cash or cash equivalents to meet liquidity needs for distribution and while pending investment in Company Stock.

  6.8 Allocation of Company Stock. As of each Valuation Date all unallocated Company Stock then held under the Trust shall be considered as purchased for the Accounts of Participants who have elected to invest in Company Stock to the extent their respective Accounts can be charged therefore on the basis of the average purchase price paid for such stock, and such Company Stock shall be so allocated to Participants' Accounts and their Accounts charged therefore. For purposes of allocating Company Stock and charging Accounts therefore, the average purchase price of Company Stock to be charged to Participants' Accounts shall be determined by dividing the total purchase price paid for all Company Stock purchased by the trustee since the preceding Valuation Date by the total number of shares of unallocated Company Stock (excluding Company Stock resulting from stock dividends on or split ups of allocated Company Stock). In applying the provisions of the next preceding sentence, unallocated Company Stock which has been contributed by the

Employers as a part of the Employers' contribution shall be deemed to have been purchased by the trustee for an amount equal to the fair market value of such shares when they were contributed. In addition, any unallocated Company Stock to be allocated as of a Valuation Date shall include Company Stock resulting from trades which have been executed but not settled by that Valuation Date. Company Stock which becomes available for sale as a result of the election of separating Participants to receive their distribution in cash or elections to transfer funds from the Company Stock Fund to another Investment Fund shall likewise be allocated to Participants' Accounts, and their Accounts charged therefore. For purposes of allocating said shares of Company Stock and charging Accounts therefore, the average purchase price of such Company Stock shall be the fair market value of such shares on the preceding Valuation Date.

  6.9 Additional Accounting Rules For Company Stock. The following additional accounting rules apply regarding Company Stock:

    a. As of each Valuation Date, uncredited cash dividends attributable to Company Stock previously allocated to a Participant's Accounts shall be credited to his Accounts.

    b. As of each Valuation Date, uncredited whole and fractional Company Stock resulting from stock dividends or splits attributable to Company Stock previously allocated to a Participant's Accounts shall be credited to his Accounts.

    c. If rights or warrants are issued with respect to any Company Stock held by the trustee, such rights or warrants shall be appropriately reflected in Participants' Accounts in accordance with rules established by the Committee and uniformly applied until sold or exercised by the trustee and the proceeds appropriately reflected as directed by the Committee.

  6.10 Voting and Tender of Company Stock. The Committee shall furnish to each Participant who has Company Stock credited to his Accounts notice of the date and purpose of each meeting of the stockholders of the Corporation at which Company Stock are entitled to be voted. The Committee shall request from each such Participant instructions as to the voting at that meeting of Company Stock credited to his Accounts. If the Participant furnishes such instructions within the time specified in the notification given to him, the trustee shall vote such Company Stock in accordance with the Participant's instructions. All Company Stock credited to Accounts as to which the trustee does not receive voting instructions as specified above and all unallocated Company Stock held by the trustee shall be voted by the trustee proportionately in the same manner as it votes Company Stock to which the trustee has received voting instructions as specified above. Similarly, the Committee shall furnish to each Participant who has Company Stock credited to his Accounts notice of any tender offer for, or a request or invitation for tenders of, Company Stock made to the trustee. The Committee shall request from each such Participant instructions as to the tendering of Company Stock credited to his Accounts and for this purpose the Participants shall be provided with a reasonable period of time in which they may consider any such tender offer for, or request or invitation for tenders of, Company Stock. The trustee shall tender the Company Stock as to which the trustee has received instructions to tender from Participants within the time specified. Company Stock credited to Accounts as to which the trustee has not received instructions from Participants shall not be tendered. As to all unallocated Company Stock held by the trustee, the trustee shall tender the same proportion thereof of the Company Stock as to which the trustee has received instructions from Participants to tender bear to all Company Stock with respect to which the trustee has received instructions from Participants to tender and not to tender.

                                   ARTICLE 7

                        Distribution of Account Balances

  7.1 Settlement Date. A Participant's Account balances shall be distributable to the Participant or, in the event of his death, to his beneficiary, in accordance with section 7.2, as of the Valuation Date coincident with or next following (i) his Settlement Date and (ii) the receipt by the Committee of the required tax withholding instructions and distribution election instructions, if applicable, but only after all adjustments required under the Plan as of that date have been made, and subject to any further adjustments required under the Plan as of subsequent Valuation Dates prior to complete distribution of his Accounts.

  7.2 Methods of Benefit Payment. A Participant's Account balances which are distributable under section 7.1 shall be paid to or for the benefit of the Participant or his beneficiary following his Settlement Date by (i) payment in a lump sum, or (ii) payment in a series of substantially equal annual or more frequent installments over a period of time not exceeding the lesser of (A) 15 years, or (B) the life expectancy of the Participant or, if the Participant has designated a beneficiary who is an individual, the joint life and last survivor expectancy of the Participant and his Designated Beneficiary (as determined by the Committee in accordance with actuarial tables adopted by it for this purpose and in accordance with incidental death benefit rules of Code Section 401(a)(9) and Regulations thereunder). Payments shall be in cash; however, Company Stock held in a Participant's Account shall be distributed in kind, unless the Participant requests such distribution or a portion of such distribution to be made in cash or elects an installment distribution. Effective April 1, 1989 through December 3, 1993 and notwithstanding the provisions of section 6.7, if payment hereunder is made wholly or partially in installment payments or deferred beyond the Participant's Settlement Date, the Participant's Accounts shall be liquidated and transferred to the cash management fund. Notwithstanding the foregoing, if a Participant dies before his entire interest has been distributed to him, the remaining portion of such interest will be distributed to his Designated Beneficiary in a lump sum.

  7.3 Selection of Time and Manner of Benefit Payment. Unless the Participant whose Account balances exceed $3,500 elects to defer payment, payment of a Participant's benefits normally will be made within a reasonable period of time after a Participant's Settlement Date as described in section 7.1 (or the date of a Participant's consent described in the next sentence, if later); however, in no event shall payments commence later than 60 days after the end of the Plan Year in which occurs the later of the Participant's (i) termination of employment, (ii) completion of 10 years of service or (iii) his attainment of age 65 years; provided that payment of each Participant's Account balances must be made (or installments must commence) no later than the April 1 of the calendar year following the calendar year in which he attains age 70 1/2 years. In addition, notwithstanding anything in this Article 7 to the contrary if and while a Participant's Account balances exceed $3,500 as of a Valuation Date, no amount shall be distributable to the Participant without his consent prior to the date he attains age 65 years. If, upon attaining age 65 or at any time thereafter, a Participant ceases to be employed by the Corporation or any of its affiliates and the Participant has not elected installment distributions, the Participant shall be paid his entire interest in the Plan in a lump sum as soon as administratively practicable.

  7.4 Designated Beneficiaries. A Participant may from time to time designate a beneficiary or beneficiaries to whom the Participant's benefits will be distributed in the event of the Participant's death prior to complete payment of his benefits under the Plan. A Participant may designate contingent or successive beneficiaries and may name individuals, legal persons or entities, trusts, estates, trustees or other legal representatives as beneficiaries. Notwithstanding the foregoing or any beneficiary designation filed by a Participant, if a Participant is married at the date of his death, the Participant's surviving spouse will be his Designated Beneficiary for all purposes of the Plan unless the surviving spouse consents to the Participant's designation of another beneficiary. The consent of a Participant's spouse to the designation of another beneficiary must (i) be in writing, (ii) designate the beneficiary or beneficiaries, (iii) acknowledge the effect of such designation, and (iv) be witnessed by a Plan representative or a notary public. In addition, such designation of another beneficiary may not be changed without further spousal consent unless the consent of the spouse expressly permits further designations without any requirement of further consent. Beneficiary designations must be completed on a form prescribed by the Committee and filed with the Committee during the Participant's lifetime. A beneficiary designation properly completed and filed will cancel all such designations filed earlier.

  7.5 Eligible Rollover Distributions: This section applies to distributions made on or after January 1, 1993.

    a. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this section, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. The terms "distributee," "eligible rollover distribution," "eligible retirement plan" and "direct rollover" are defined in paragraphs (b) through (e) of this section 7.5 and are only applicable for purposes of this section 7.5.

    b. Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and (iii) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Company Stock).

    c. Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in
  Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

    d. Distributee: A distributee includes a Participant. In addition, the Participant's surviving spouse and the Participant's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

    e. Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

  7.6 Payment of Certain Benefits from Transfer Account.

    a. Notwithstanding anything to the contrary in this Plan, if a Participant is married on the date his account becomes distributable and if any portion of the amounts credited to a Participant's Account were transferred from a plan to which Section 401(a)(11) of the Code applies, the amounts so transferred (or any of the earnings attributable thereto) which are available for distribution shall be used to purchase a single premium, nontransferable annuity contract which shall be distributed to the Participant or, in the event of his death, to his surviving spouse. Such annuity contract shall provide for the payment of benefits in the form of a "qualified joint and survivor annuity" if the Participant is living and married on the date his accounts become distributable, (in the form of a "straight life annuity" if the Participant is living and not married on the date his accounts become distributable), or in the form of a "qualified survivor annuity" if the Participant is not living on such date. For the purposes of this paragraph:

      (i) the term "qualified joint and survivor annuity" means an annuity for the life of the Participant, with a survivor annuity for the Participant's surviving spouse which is 50% of the amount payable during the joint lives of the Participant and his spouse. Such joint and survivor annuity shall be the actuarial equivalent (determined under the assumptions then in use for such purpose by the insurer from which the contract is purchased) of a single annuity for the life of the Participant;

      (ii) the term "qualified survivor annuity" means a single annuity for the life of the Participant's surviving spouse.

    b. Paragraph (a) shall not apply to any Participant if:

      (i) the amount available for distribution which is attributable to such transferred amounts does not exceed $3,500; or

      (ii) in the case of a qualified joint and survivor, the Participant elects (as provided below in this paragraph) to waive such form of benefit; or

      (iii) in the case of a qualified survivor annuity: (A) the Participant has effectively designated someone other than his spouse as his Designated Beneficiary, or (B) the Participant's spouse elects a different form of payment during the period specified in paragraph (c) below, or (C) the Participant has not been married for at least one year on the date of his death.

An election to waive the straight life or qualified joint and survivor annuity shall be made in writing filed with the Committee at any time during the period specified in paragraph (c) below, and shall not be effective unless accompanied by a valid written consent which is signed by the Participant's spouse. Such consent shall be valid only if it is signed by the spouse to whom the Participant is married on the earlier of the date of his death or the date his benefit payments commence, and then only if it acknowledges the effect of the Participant's election, is witnessed by a Plan representative or a notary public and, if applicable, designates the beneficiary or beneficiaries. An election to waive a straight life or qualified joint and survivor annuity may be revoked by the Participant, in writing, at any time during the period specified in paragraph (c) below.

    c. The elections referred to above shall be made in writing by the Participant or his Beneficiary during the 90 day period ending on the date the Participant's benefit payments are scheduled to commence; provided, that in the case of a Participant who is entitled to make the elections described above, such period shall not end until at least 90 days after the date on which the Participant is provided with a written explanation of:

      (i) the terms and conditions of the joint and survivor and qualified survivor annuities;

      (ii) the Participant's right to make, and the effect of, an election to waive the joint and survivor annuity;

      (iii) the rights of the Participant's spouse with respect to any such election; and

      (iv) the Participant's right to make, and the effect of, a revocation of such election.

                                   ARTICLE 8

                    Withdrawals and Loans During Employment

  8.1 Withdrawal of Before-Tax Contributions, Employer Matching Contributions and Employer Discretionary Contributions on Account of Financial Hardship. A Participant experiencing a financial hardship may at any time request a withdrawal of all or any portion of his Account attributable to Before-Tax Contributions, Employer Matching Contributions and Employer Discretionary Contributions, as well as any amounts attributable to elective deferrals made under the Plan in effect prior to the Effective Date, credited as of the immediately preceding Valuation Date to such Accounts (but not earnings credited after December 31, 1988), by filing a written request with the Committee (on such form and at such time as the Committee may require). Notwithstanding the foregoing, amounts attributable to a Participant's Employer Matching Contributions Account (including the earnings thereon) and Employer Discretionary Contributions (including earnings thereon) may not be withdrawn under this section 8.1 to the extent the Employer uses such Employer Matching Contributions to meet the actual deferral percentage test under section 5.3. A Participant may not withdraw any amount in accordance with this section 8.1 unless he has first withdrawn all amounts which could then be withdrawn by him in accordance with section 8.2. Each request for a hardship withdrawal must describe the hardship for which the withdrawal is requested. A withdrawal shall be considered on account of financial hardship only if (i) it is on account of the Participant's immediate and heavy financial need (including the purchase of a principal residence for the Participant (excluding mortgage payments), payment of tuition and related educational fees of post-secondary education for the next 12 months for the Participant, his spouse or his dependents, medical expenses of the Participant, his spouse or his dependents or prevention of eviction from or foreclosure on the mortgage of the Participant's principal residence), (ii) it does not exceed the amount required to relieve such financial need and (iii) it cannot be reasonably met through other sources. The Committee will have discretion to grant or deny requests for withdrawals in accordance with the above-stated standards and to establish rules or guidelines in responding to such requests as it considers appropriate. All withdrawals of Before-Tax Contributions shall be made in cash and must normally be at least $500. Amounts used as security for loans provided under section 8.4 may not be withdrawn under this section 8.1.

  8.2 Withdrawal of After-Tax Contributions. A Participant may request at any time a withdrawal of all or any portion of the amount in his After-Tax Contributions Account as of the immediately preceding Valuation Date by filing a written request with the Committee (on such form and at such time as the Committee may require). All withdrawals of After-Tax Contributions and earnings thereon shall be in cash and normally must be at least $500.

  8.3 Withdrawal of Prior Employer Contributions. A Participant may request, in accordance with rules and procedures established by the Committee and subject to applicable law, a withdrawal of all or any portion of Employer contributions made on behalf of Plan Years ending prior to the Effective Date; provided that except in the case of a financial hardship (as defined in section 8.1 above), a Participant may not withdraw any amounts that he could have, but did not, elect to receive in cash and further provided that amounts contributed by an Employer from 1980 through 1986 which a Participant could not elect to receive in cash may not be withdrawn for any reason.

  8.4 Withdrawal After Age 59 1/2. A Participant who has attained age 59 1/2 may request a withdrawal of all or any portion of his Accounts by filing a written request with the Committee (on such form and at such time as the Committee may require). All withdrawals pursuant to this section 8.4 shall be made in a lump sum.

  8.5 Loans to Participants. While it is the primary purpose of the Plan to provide funds for Participants when they retire, it is recognized under some circumstances that it would be in the best interests of Participants to permit loans to be made to them from their Accounts. Accordingly, the Committee may direct that a loan be made to a Participant for such purposes as are described below, subject to the following:

    a. Each request for a loan under this section must be by written application to the Committee on a form furnished by the Committee, supported by such evidence as it requests to review and approve the Participant's request. A Participant may not have more than one home loan and one personal loan outstanding at any time. Such request must be received by the Committee by the 15th of the month preceding the month in which payment of the loan proceeds is desired.

    b. Each loan must be evidenced by a note in a form furnished by the Committee and must be secured by a pledge of the Participant's Accounts.

    c. Each loan will bear interest at a commercially reasonable fixed rate of interest determined by the Committee as of the date of the loan, and must be amortized in level biweekly payments over the life of the loan. Repayment of a loan will be through biweekly deductions from each Participant's payroll. A Participant may, as of the last day of any calendar month, repay in full an outstanding loan; however, partial prepayments are not permitted.

    d. The aggregate principal amount of all loans may not exceed the lesser of $50,000 (reduced by the aggregate amount of principal payments made on any other Plan loans during the one year period prior to the date of the new loan) or 50 percent of the Participant's eligible Account balances. The minimum loan amount a Participant may request is $1,000. "Eligible Account balances" shall not include the Participant's After-Tax Contributions Account.

    e. Each loan will be for a term not exceeding five years; provided that the term of a loan may be for a term not exceeding fifteen years where the loan is to be used to acquire any dwelling unit which within a reasonable time is to be used as a principal residence of the Participant.

    f. If after any Participant's Settlement Date any loan made to him or any part thereof, together with accrued interest thereon, remains unpaid, the total of the unpaid balance or balances and accrued interest shall be charged to the balances of the Participant's Accounts, as otherwise adjusted under the Plan as of that date. The distribution of a Participant's cancelled note to him (or to his beneficiary in the event of his death) shall be considered as a payment for purposes of the Plan.

    g. Each note evidencing a loan to a Participant shall be held on the Participant's behalf and shall be considered an investment of his Accounts. Accordingly, principal and interest payments on the note shall be credited to such Accounts on the Participant's behalf.

  8.6 Special Rule for Married Participants. If a Participant is married on the date as of which a loan or withdrawal is requested pursuant to this Article 8, and if any portion of the amounts credited to such Participant's Account was transferred from a plan to which Section 401(a)(11) of the Code applies, no portion of the amounts so transferred (or of any earnings attributable thereto) shall be loaned or distributed to the Participant unless the Participant's spouse consents in writing to such loan or distribution and such consent is witnessed by a representative of the Plan or a notary public.

                                   ARTICLE 9

                             Maximum Contributions

  9.1 Contribution Limitations. Section 415 of the Code imposes certain limitations on the amount of contributions that may be allocated to a Participant under a defined contribution plan (as defined in Section 414(i) of the Code) maintained by his Employer. If a Participant in a defined contribution plan maintained by his Employer also is a Participant in a defined benefit plan (as defined in Section 414(j) of the Code) maintained by his Employer, Section 415 of the Internal Revenue Code imposes certain combined limitations as to the aggregate amount of contributions and benefits that may be provided for the Participant under both types of Plans. This Plan is a defined contribution plan and, therefore, each Participant in the Plan shall be subject to the maximum contribution and benefit limitations set forth in section 9.2 or section 9.3, whichever applies, irrespective of any other provisions of the Plan. For purposes of Section 415 of the Code and this
Article 9, the "limitation year" with respect to this Plan is the Plan Year, and a Participant's "total compensation" means, with respect to any Plan Year, the total compensation paid to the Participant during that year for services rendered to the Employer as an employee that is subject to withholding for federal income tax purposes (before taking into account any withholding exemptions), but excluding any noncash compensation and any compensation deferred beyond the Participant's Settlement Date. In applying the limitations set forth in sections 9.2 and 9.3, reference to the Plan shall mean the Plan and all other defined contribution plans (whether or not terminated) maintained by the Employers and reference to a defined benefit plan maintained by the Employer shall mean that plan and all other defined benefit plans (whether or not terminated) maintained by the Employers.

  9.2 Participant Covered by Defined Contribution Plan Only. If a Participant in the Plan is not covered by a defined benefit plan maintained by the Employers, the annual addition (as defined below) which is allocated to his Accounts under this Plan and under any other defined contribution plans maintained by the Employers shall not exceed the lesser of (i) $30,000 (or, if greater, one-fourth of the defined benefit dollar limitation set forth in
Section 415(b)(1) of the Code for such year) or (ii) 25 percent of the Participant's total compensation (as defined in section 9.1). In applying the preceding limitation, the annual addition to a Participant's Accounts under any such other defined contribution plan will be limited before the annual addition to his Account under this Plan is limited. Any Employers' Matching Contributions described in subsection 4.1(a) which cannot be credited to a Participant's Accounts because of the limitations of section 5.10, this section
9.2 or section 9.3 shall be returned to the Employers. Any Employer Discretionary Contributions described in section 4.1(c) which cannot be credited to a Participant's Accounts because of the limitations of sections 9.2 or 9.3 shall be returned to the Employers. Any Before-Tax Contributions described in subsection 4.1(b) elected by a Participant in accordance with section 5.1 which cannot be credited to a Participant's Accounts because of the limitations of section 5.3, this section 9.2 or section 9.3 shall be paid to such Participant as soon as practicable. A Participant's "annual addition" for any Plan Year means the sum for that year of his contributions and the contributions of the Employer credited to his accounts under defined contribution plans maintained by the Corporation, Bank or any related company (as defined under section 12.2) in which the Participant is an active Participant.

  9.3 Participant Covered by Defined Contribution Plan and Defined Benefit Plan. If a Participant in the Plan also is a Participant in a defined benefit plan maintained by the Employer, the contributions made on behalf of the Participant and the benefits payable to the Participant shall be determined in a manner consistent with Section 415 of the Code, as follows:

    a. A fraction shall be determined indicating the ratio of the Participant's annual additions under the defined contribution plans of the Employer for each Plan Year to the aggregate of the "defined contribution limitation amount" in effect for each year of the Participant's employment by the Employer. The "defined contribution limitation amount" for any Plan Year shall be the lesser of (i) 1.25 multiplied by the dollar limitation in effect under Section 415(c)(1)(A) of the Code for such year, provided that in any year in which the Plan would be a top-heavy Plan if 90 percent were substituted for 60 percent in section 14.2, 1.0 shall be substituted for 1.25, or (ii) 1.4 multiplied by 25 percent of the Participant's total compensation (as defined in section 9.1) for such year.

    b. A fraction shall also be determined which will equal the benefits accrued or payable to or for such Participant under the defined benefit plans of the Employers as of the end of the Plan Year divided by the "defined benefit limitation amount" in effect for that year. The "defined benefit limitation amount" for any Plan Year shall be the lesser of (i)
  1.25 multiplied by the dollar limitation in effect under Section 415(b)(1)(A) of the Code for such year, provided that in any year in which the Plan would be a top-heavy plan if 90 percent were substituted for 60 percent in section 14.2, 1.0 shall be substituted for 1.25, or (ii) 1.4 multiplied by 100 percent of the Participant's average annual total compensation for the three consecutive Plan Years during which he actively participated in a defined benefit plan of the Employers and in which his aggregate total compensation was the greatest; provided that such amount shall be appropriately adjusted if necessary as provided in Section 415(b) of the Code.

    c. The contributions under this Plan and under any other defined contribution plans of the Employer and the benefits under all defined benefit plans of the Employer will be adjusted to the extent necessary (by first adjusting the benefits and contributions under such other Plans) so that the sum of the fractions determined with respect to any Participant in accordance with subsections (a) and (b) above will not exceed 1.0 (or such other applicable maximum amount permitted by law).

                                   ARTICLE 10

                               General Provisions

  10.1 Payment to Substitute Beneficiaries. If benefits remain to be paid with respect to a Participant at a time when the Committee is unable to locate the Participant and his Designated Beneficiary, or following the death of the Participant and such Designated Beneficiaries, then the Committee shall cause the Participant's benefits to be distributed or paid to the person or persons who can be located and agree to accept such amounts within the applicable priority categories set forth below. Participants and Designated Beneficiaries are required to maintain a current post office address on file with the Committee. A substitute beneficiary will not be determined under this section with respect to a missing Participant or missing Designated Beneficiary unless the Participant or Designated Beneficiaries, as the case may be, have failed to claim the Participant's Account balances or notify the Committee of their whereabouts within three years after the Committee notifies such Participant or Designated Beneficiaries of their entitlement to benefits at their last post office addresses filed with the Committee. Such notice shall describe the amounts to which the Participant or the Designated Beneficiaries are entitled and shall describe the substitution procedures of this section. In disposing of a Participant's benefits in accordance with this section, the Committee shall cause the Participant's benefits to be distributed by lump sum in accordance with the following priority categories:

    a. In the event of a missing Participant benefits will be distributed to the Participant's Designated Beneficiary.

    b. In the event the Participant, and all Designated Beneficiaries are missing, benefits will be distributed in such proportions as the Committee decides to one or more of the Participant's relatives by blood, marriage or adoption.

    c. After unsuccessful attempts have been made by the Committee to locate persons described in the priority categories set forth above, the benefits of the Participant or of any beneficiary will be disposed of in any manner permitted by law which the Plan administrator considers to be fair and equitable.

  10.2 Payment with Respect to Incapacitated Participants or Beneficiaries. If any person entitled to benefits under the Plan is under a legal disability or, in the Committee's opinion, is incapacitated in any way so as to be unable to manage his financial affairs, the Committee may in its sole discretion direct the payment of such benefits to such person's legal representative or to a relative or friend of such person for such person's benefit, or the Committee may direct the application of such benefits for the benefit of such person in any manner which the Committee may select that is permitted by federal law and is consistent with the Plan. Any payments made in accordance with the foregoing provisions of this section shall be a full and complete discharge of any liability for such payments.

  10.3 Examination of Plan Documents. Copies of the Plan and any amendments thereto will be on file at the principal office of the Corporation where they may be examined by any Participant or any other person entitled to benefits under the Plan.

  10.4 Notices. Any notice or document relating to the Plan required to be given to or filed with the Committee or any Employer shall be considered as given or filed if delivered or mailed by registered or certified mail, postage prepaid, to the Committee, in care of the Company at the following address:

                            The Retirement Committee
                           First Chicago Corporation
                                Mail Suite 0002
                             Chicago, IL 60670-0002

  10.5 Nonalienation of Plan Benefits. The rights or interests of any Participant or any Participant's beneficiaries to any benefits or future payments under the Plan shall not be subject to attachment or garnishment or other legal process by any creditor of any such Participant or beneficiary, nor shall any such Participant or beneficiary have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or rights which he may expect to receive (contingently or otherwise) under the Plan, except as to any debt owing to an Employer with respect to which a Participant entitled to a distribution has voluntarily issued a revocable assignment of an amount not in excess of ten percent of the distribution, and except as may be required by the tax withholding provisions of the Code or of a state's income tax act or pursuant to a qualified domestic relations order (as defined in Section 414(p) of the Code).

  10.6 No Employment or Benefit Guaranty. None of the establishment of the Plan, any modification thereof, the creation of any fund or Account, or the payment of any benefits shall be construed as giving to any Participant or other person any legal or equitable right against the Employers, the Committee or any trustee except as provided herein. Under no circumstances shall the maintenance of this Plan constitute a contract of employment or shall the terms of employment of any Participant be modified or in any way affected hereby. Accordingly, participation in the Plan will not give any Participant a right to be retained in the employ of any Employer. Neither the Committee nor any Employer in any way guarantees any assets of the Plan from loss or depreciation or any payment to any person. The liability of the Committee or any Employer as to any payment or distribution of benefits under the Plan is limited to the available assets of the Trust Fund.

  10.7 Litigation. In any action or proceeding regarding any Plan assets, any Plan benefits or the administration of the Plan, employees or former employees of the Employers, their beneficiaries and any other persons claiming to have an interest in the Plan shall not be necessary parties and shall not be entitled to any notice of process. Any final judgment which is not appealed or appealable and which may be entered in any such action or proceeding shall be binding and conclusive on the parties hereto and on all persons having or claiming to have any interest in the Plan. To the extent permitted by law, if a legal action is begun against the Committee, an Employer, or any trustee by or on behalf of any person and such action results adversely to such person, or if a legal action arises because of conflicting claims to a Participant's or other person's benefits, the cost of the Employers, the Committee, or the trustee of defending the action will be charged to the sums, if any, which were involved in the action or were payable to the Participant or the other person concerned. Acceptance of participation in the Plan shall constitute a release of the Employers, the Committee, any trustee and their agents from any and all liability and obligation not involving willful misconduct or gross neglect to the extent permitted by applicable law. Notwithstanding any other provisions of the Plan, if the Committee is required by a final court order to distribute the benefits of a Participant other than in a manner required under the Plan, then the Committee shall cause the Participant's benefits to be distributed in a manner consistent with such final court order. The Committee shall not be required to comply with the requirements of a final court order in an action in which the Committee, a trustee, the Plan or the Trust was not a party, except to the extent such a final court order is a qualified domestic relations order.

  10.8 Evidence. Evidence required of anyone under the Plan shall be signed, made or presented by the proper party or parties and may be by certificate, affidavit, document or other information which the person acting thereon considers pertinent and reliable.

  10.9 Gender and Number. Words denoting the masculine gender shall include the feminine and neuter genders, the singular shall include the plural and the plural shall include the singular wherever required by the context.

  10.10 Waiver of Notice. Any notice required under the Plan may be waived by the person entitled to notice.

  10.11 Applicable Law. The Plan shall be construed in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended and other applicable federal laws and, to the extent not inconsistent with such laws, with the laws of the State of Illinois and not the laws of conflict.

  10.12 Severability. If any provisions of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal and invalid provisions had never been set forth in the Plan.

  10.13 Fiduciary Responsibilities. It is specifically intended that all provisions of the Plan shall be applied so that all fiduciaries with respect to the Plan shall be required to meet the prudence and other requirements and responsibilities of applicable law to the extent such requirements or responsibilities apply to them. No provisions of the Plan are intended to relieve a fiduciary from any responsibility, obligation, duty or liability imposed by applicable law. In general, a fiduciary shall discharge his duties with respect to the Plan solely in the interests of Participants and other persons entitled to benefits under the Plan and with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims.

  10.14 Funding of Plan Benefits. A "Trust Fund", as defined in section 2.27, will be maintained in order to implement and carry out the provisions of the Plan. The Trust Fund from time to time shall consist of one or more funds established through one or more Trust agreements. Such funds shall be maintained for the purpose of receiving and holding contributions to the Plan and the interest and other income thereon and paying benefits provided under the Plan. The trustee under the Trust or Trusts shall determine the form and terms of each Trust agreement and from time to time may direct the transfer of amounts held in any such fund to any such other fund in accordance with the provisions of the applicable Trust agreements.

  10.15 Supplements. From time to time supplements may by amendment be attached to and form a part of this Plan. Such supplements may modify or supplement the provisions of the Plan as they apply to particular groups of employees or groups of Participants, shall specify the persons affected by such supplements and shall supersede the other provisions of the Plan to the extent necessary to eliminate inconsistencies between the Plan provisions and the provisions of such supplements.

                                   ARTICLE 11

                        Relating to Plan Administration

  11.1 Committee Appointed by Corporation. The Committee will be the Retirement Committee of the Corporation which will consist of two or more persons appointed from time to time by the Corporation.

  11.2 Resignation or Removal of Committee Member. Each member of the Committee shall serve until his death, resignation or removal from such office. Any member may resign at any time by notice in writing to the Corporation and to the remaining Committee members. The Corporation may remove any Committee member at any time by written notice to him and to the remaining Committee members.

  11.3 Committee Secretary. The Committee may appoint a Secretary who may, but need not, be a Committee member. Any document required to be filed with, or any notice required to be given to, the Committee will be properly filed or given if mailed by registered mail, or delivered, to the Secretary of the Committee in care of the Corporation.

  11.4 Powers of Committee. Effective November 9, 1990, the Committee may amend the Plan in any non-material respect. Whether an amendment is material shall be determined by the Committee in its sole discretion. In addition, the Committee shall have the responsibility, and the full power and authority, to administer the Plan and, within the limits provided by the Plan:

    a. To determine in its sole discretion all benefits and resolve all questions pertaining to the construction, interpretation and administration of the Plan, including, but not by way of limitation, the determination of the rights or eligibility under the Plan of employees, Participants, and beneficiaries, and the amount of their respective benefits, and to interpret and remedy ambiguities, inconsistencies, or omissions;

    b. To adopt such rules and regulations as it may in its sole discretion deem reasonably necessary for the proper and efficient administration of the Plan and consistent with its purpose;

    c. To enforce the Plan, in accordance with its terms and with the Committee's rules and regulations;

    d. To direct the trustee with respect to all matters involving distributions from the Trust Fund;

    e. To create subcommittees and appoint agents, and to delegate such of its rights, powers, and discretions to such subcommittees or agents as it deems desirable; and

    f. To do all other acts, in its judgment necessary or desirable, for the proper and advantageous administration of the Plan.

  11.5 Action by Committee. During a period in which two or more Committee members are acting, the following provisions shall apply:

    a. The Committee members may act by meeting or by writing signed without meeting and may sign any documents by signing one document or concurrent documents;

    b. Any action or decision of a majority of the Committee members as to a matter shall be as effective as if taken or made by all Committee members;

    c. If, because of the number qualified to act, there is an even division of opinion among the Committee members as to a matter, the Company shall decide the matter;

    d. To the extent permitted by law, no Committee member shall be liable or responsible for an act or omission of another Committee member in which the former has not concurred;

    e. The certificate of the Secretary of the Committee or of a majority of the Committee members that the Committee has taken or authorized any action shall become conclusive in favor of any person relying on the certificate;

    f. A Committee member who is a Participant may not take part in Committee action on any matter that may affect his interest under the Plan in a manner which is inconsistent with the members fiduciary responsibility to the Plan; and

    g. A Committee member may delegate, in writing, to any other member or members any power, right or duty granted to, or imposed upon, the delegating member by the Plan.

  11.6 Committee Support. The Corporation and the Bank shall provide the Committee with all the clerical, bookkeeping and stenographic help and facilities that may be necessary to enable it to perform its functions hereunder. The Committee may appoint consultants, accountants or other assistants to perform any of the Committee's non-discretionary functions under its supervision and upon its direction. No compensation will be paid to a Committee member as such.

  11.7 Decision of Committee Final. Subject to applicable law and the provisions of section 11.8, any interpretation of the provisions of the Plan and any decision on any matter within the discretion of the Committee made by the Committee in good faith shall be final and binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known and the Committee shall make such adjustment on account thereof as the Committee considers equitable and practicable.

  11.8 Review of Benefit Determinations. If a claim for benefits made by a Participant or his beneficiary is denied, the Committee shall within 90 days (or 180 days if special circumstances require an extension of time) after the claim is made furnish the person making the claim with a written notice specifying the reasons for the denial. Such notice shall also refer to the pertinent Plan provisions on which the denial is based, describe any additional material or information necessary for properly completing the claim and explain why such material or information is necessary, and explain the Plan's claim review procedures. If requested in writing, the Committee shall afford each claimant whose claim has been denied a full and fair review of the Plan administrator's decision and, within 60 days (120 days if special circumstances require additional time) of the request for reconsideration of the denied claim, the Committee shall notify the claimant in writing of the Committee's final decision. If a Participant or beneficiary shall fail to file a request for review of his claim denial, he shall have no right to review and shall have no right to bring action in any court and the denial of his claim shall become final and binding on all persons for all purposes.

  11.9 Uniform Rules. The Committee shall perform its duties with respect to Plan administration on a reasonable and nondiscriminatory basis and shall apply uniform rules to all Participants similarly situated.

  11.10 Indemnification. To the extent permitted by law, no person (including the Employers, a trustee, any present or former Committee member, and any present or former director, officer or employee of any Employer) shall be personally liable for any act done or omitted to be done in good faith in the administration of the Plan or the investment of the Trust Fund. To the extent permitted by law, each present or former director, officer or employee of any Employer to whom the Committee or an Employer has delegated any portion of its responsibilities under the Plan and each present or former Committee member shall be indemnified and saved harmless by the Employers (to the extent not indemnified or saved harmless under any liability insurance or other indemnification arrangement with respect to the Plan) from and against any and all claims of liability to which they are subjected by reason of any act done or omitted to be done in good faith in connection with the administration of the Plan or the investment of the Trust Fund, including all expenses reasonably incurred in their defense if the Employers fail to provide such defense.

                                   ARTICLE 12

                           Relating to the Employers

  12.1 Action by Employers. Any action required or permitted of an Employer under the Plan shall be by resolution of its Board of Directors or by a duly authorized committee of its Board of Directors, or by a person or persons authorized by resolution of its Board of Directors or such committee.

  12.2 Additional Employers, the First Chicago Companies. Any subsidiary or other related company that is not an Employer may adopt the Plan and become an Employer thereunder by filing with the trustee and the Committee a certified copy of a resolution of the Board of Directors of the subsidiary or other related company providing for its adoption of the Plan and a certified copy of a resolution of the Board of Directors of the Corporation consenting to such adoption. For this purpose, a "subsidiary" means any corporation 50 percent or more of the voting stock of which is directly or indirectly owned by the Corporation and a "related company" means any corporation which directly or indirectly owns 50 percent or more of the voting stock of the Corporation and any corporation (other than the Corporation and its subsidiaries) 50 percent or more of the voting stock of which is directly or indirectly owned by any corporation which directly or indirectly owns 50 percent or more of the voting stock of the Corporation. The term "First Chicago Companies" includes the Employers and all subsidiaries and related companies that have not adopted the Plan (and each such corporation is sometimes referred to herein individually as a "First Chicago Company.") Any corporation which is not an Employer under the Plan and which does not qualify as a subsidiary or related company but is either (i) a member of a controlled group of corporations (within the meaning of Section 1563(a) of the Code, determined without regard to Sections 1563(a)(4) and 1563(e)(3)(C) thereof) which contains an Employer under the Plan, or (ii) a member of an affiliated service group (as defined in Section 414(m) of the Code) which contains an Employer under the Plan shall, for purposes of the Plan, be considered as a subsidiary or related company that has not adopted the Plan and, therefore, as a First Chicago Company for purposes of certain determinations as to employment with the First Chicago Companies.

  12.3 Restrictions as to Reversion of Trust Fund to Employers. The Employers shall have no right, title or interest in the assets of the Plan, nor will any part of the assets of the Plan at any time revert or be repaid to an Employer, directly or indirectly, except as follows:

    a. If the Internal Revenue Service initially determines that the Plan, as applied to any Employer, does not meet the requirements of a "qualified plan" under Section 401(a) of the Code, the assets of the Plan attributable to contributions made by that Employer under the Plan shall be returned to that Employer within one year of the date of denial of qualification of the Plan as applied to that Employer.

    b. If a contribution or a portion of a contribution is made by an Employer as a result of a mistake of fact, such contribution shall not be considered to have been contributed under the Plan by that Employer and, after having been reduced by any losses of the Trust Fund allocable thereto, shall be returned to that Employer within one year of the date the amount is contributed under the Plan.

    c. Each contribution made by an Employer is conditioned upon the continued qualification of the Plan and the deductibility of such contribution as an expense for federal income tax purposes and, therefore, to the extent that a contribution is made by an Employer under the Plan for a period for which the Plan is not a qualified plan or the deduction for a contribution made by the Employer is disallowed, then such contribution or portion of a contribution, after having been reduced by any losses of the Trust Fund allocable thereto, shall be returned to that Employer within one year of the date of determination of the nonqualified status of the Plan or the date of disallowance of the deduction.

                                   ARTICLE 13

                           Amendment and Termination

  13.1 Amendment. While the Employers expect and intend to continue the Plan, the Corporation must necessarily reserve and hereby does reserve the right, subject to section 12.3, to amend the Plan from time to time, except that the duties and liabilities of the Committee cannot be changed substantially without its consent and no amendment shall reduce the value of a Participant's benefits to less than the amount he would be entitled to receive if he had resigned from the employ of all of the First Chicago Companies on the day of the amendment.

  13.2 Termination. The Plan will terminate as to all Employers on any date specified by the Corporation, and as to any Employer on any date specified by that Employer, if thirty days' advance written notice of the termination is given to the Committee, the trustee, and, in the case of the termination of the entire Plan, any other Employers. The Plan also will terminate as to an individual Employer on the first to occur of the date that Employer is judicially declared bankrupt or insolvent, the date that Employer ceases to qualify as a subsidiary or related company, or the dissolution, merger, consolidation or reorganization of that Employer, or the sale by that Employer of all or substantially all of its assets, except that in any such event arrangements may be made with the consent of the Corporation whereby the Plan will be continued by any successor to that Employer or any purchaser of all or substantially all of its assets without a termination thereof, in which case the successor or purchaser will be substituted for that Employer under the Plan; provided that if any Employer is merged, dissolved or in any way reorganized into, or consolidated with, any other Employer, the Plan as applied to the former Employer will automatically continue in effect without a termination thereof. Notwithstanding the foregoing, if any of the events described above should occur but some or all of the Participants employed by an Employer are transferred to employment with one or more of the other Employers coincident with or immediately after the occurrence of such event, the Plan as applied to those Participants will automatically continue in effect without a termination thereof.

  13.3 Vesting on Termination. As provided in section 6.1, the rights of all affected employees in their Account balances is nonforfeitable and shall remain nonforfeitable on termination or partial termination of the Plan as respects all Employers or any single Employer.

  13.4 Plan Merger. In no event shall there be any merger or consolidation of the Plan with, or transfer of assets or liabilities to, any other plan unless each Participant in the Plan would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

  13.5 Notice of Amendment, Termination or Plan Merger. Participants affected thereby will be notified of an amendment, termination, merger or consolidation of the Plan within a reasonable time.

                                   ARTICLE 14

                              Top-Heavy Plan Rules

  14.1 Key Employees. An employee or former employee shall be a "key employee" for any Plan Year if during such Plan Year or during any of the four preceding Plan Years the employee is:

    a. an officer of an employer (as defined below) having an annual compensation (as defined in section 9.1) greater than 150 percent of the amount in effect under Section 415(c)(1)(A) of the Code for any such Plan Year, or

    b. one of the ten employees of an employer having annual compensation from an employer of more than the limitation in effect under Section 415(c)(1)(A) of the Code and owning (or considered as owning within the meaning of Section 318 of the Code) the largest interests in the employer, or

    c. any person who owns (or is considered as owning within the meaning of Section 318 of the Code) more than five percent of the outstanding stock of the employer or stock possessing more than five percent of the total combined voting power of all the Company Stock, or

    d. any person having annual compensation in excess of $150,000 who owns (or is considered as owning within the meaning of Section 318 of the Code) more than one percent of the outstanding stock of the employer or stock possessing more than one percent of the total combined voting power of all the employer's stock.

For purposes of subparagraph (a) above, if the number of officers exceeds 50, only the 50 officers with the highest compensation shall be considered key employees and if the number of officers is less than 50, the number of officers considered key employees shall not exceed the greater of three such officers or ten percent of all employees. For purposes of subparagraphs (c) and (d) above,
Section 318(a)(2)(C) of the Code shall be applied by substituting "five percent" for the reference to "50 percent" therein and the rules of Section 414(b), (c) and (m) of the Code shall not apply for determining ownership in the employer. For purposes of this Article 14, the term "employer" includes all corporations which are members of a controlled group of corporations which includes the Corporation under Section 414(b) of the Code, all trades or businesses (whether or not incorporated) which are under common control with the Corporation under Section 414(c) of the Code and any service or other organization which is a member of an affiliated service group with the Corporation under Section 414(m) of the Code. The beneficiary of a key employee shall be considered a key employee.

  14.2 Top-Heavy Plan. The Plan will be considered a "top-heavy plan" for any Plan Year if as of the last day of the preceding Plan Year (but the last day of the initial Plan Year in the case of that year) (the "determination date") the sum of (i) the aggregate of the Accounts of all key employees under the Plan and all other defined contribution plans in an aggregation group of plans as described in section 14.3 below, and (ii) the present value of the aggregate cumulative accrued benefits for key employees under all defined benefit plans in an aggregation group of plans exceeds 60 percent of such sum determined for all Participants under all such plans, excluding Participants who are former key employees. There shall be included in the determination of a Participant's Accounts and accrued benefit under such plans any amounts distributed to him during the preceding five year period. Notwithstanding the foregoing, if any individual has not performed any services for the employer at any time during the five-year period ending on the determination date, any Account of such individual (and the accrued benefit for such individual) shall not be included for purposes of this section. Furthermore, a rollover contribution initiated by a Participant and made to any Plan in an aggregation group of plans shall not be taken into account for purposes of determining whether the Plan is a top-heavy plan.

  14.3 Aggregation Groups. All employer plans in a required aggregation group of plans shall be considered to be top-heavy plans if either the required or permissive aggregation group of plans is determined to be top-heavy under section 14.2 above. If the required or permissive aggregation group of plans is not a top-heavy group, no employer plans in the group shall be considered to be top-heavy plans. A "required aggregation group of plans" shall include each employer plan in which a key employee participates and any other employer plan which enables any plan in which a key employee participates to meet the coverage and nondiscrimination requirements of Sections 401(a)(4) or 410 of the Code. A "permissive aggregation group of plans" shall include all plans in the required aggregation group plus any other employer plans which satisfy the requirements of Sections 401(a)(4) and 410 of the Code when considered together with the required aggregation group of plans.

  14.4 Special Minimum Contributions. Notwithstanding the provisions of subsections 3.1(a) above, the amount contributed by an employer in accordance with subsections 3.1(a) for each Participant (whether active or inactive) for each Plan Year in which the Plan is considered a top-heavy plan (as defined in section 14.2) shall not be less than the lesser of (i) four percent of the Participant's total compensation for that year, or (ii) the highest percentage of compensation contribution (disregarding compensation in excess of $200,000 or such other maximum amount as may be permitted from time to time by the Secretary of the Treasury or his delegate or by law) contributed by such employer under subsection 4.1(a) for such Plan Year on behalf of a key employee; provided, however, that in the case of an employee covered under this Plan and a defined benefit plan maintained by the employer, for each Plan Year for which this Plan and such defined benefit plans are considered top-heavy plans, if such employee receives the top-heavy minimum contribution specified in such defined benefit plan, such employee need not receive the minimum contribution specified in this section.